Exhibit 99.1

Thryv Provides Preliminary, Unaudited Third Quarter 2024 Results

–	Company Exceeds Third Quarter SaaS Revenue and SaaS Adjusted EBITDA Guidance

DALLAS, October 29, 2024 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv(R), based on information available as of October 29 2024, is providing preliminary, unaudited results for the third quarter of 2024 in conjunction with the proposed Keap acquisition announced today. The Company plans to release its full third quarter 2024 results before the market opens on November 7, 2024.

Based on preliminary, unaudited results for the third quarter ended September 30, 2024 compared to the 2023 third quarter:

•	SaaS Revenue is expected to be in the range of $86 million to $88 million, compared to $67 million in the prior period.

•
SaaS Gross Margin is expected to be in the range of 69% to 70%, compared to 64% in the prior period. SaaS Adjusted Gross Margin is expected to be in the range of 72% to 73%, compared to 67% in the prior period.

•
Net Income (Loss) is expected to be in the range of ($95) million to ($97) million, which includes an $83 million non-cash goodwill impairment charge related to our Marketing Services segment, compared to ($27) million in the prior period.

•	SaaS Adjusted EBITDA is expected to be in the range of $10 million to $11 million, compared to ($1) million in the prior period.

•	Seasoned Net Dollar Retention[1] is expected to be approximately 100%, compared to 92% in the prior period.

Thryv's Chairman and CEO Joe Walsh commented, “We are pleased to share our preliminary, unaudited third quarter results and look forward to providing more details about our strong third quarter results on November 7th.”

The following financial results are preliminary, unaudited estimates and are subject to change until the filing of the Company’s Form 10-Q for the quarter ended September 30, 2024. The Company is currently finalizing its third quarter 2024 results, and as a result, these preliminary estimates are based solely on information available to management as of the date of this press release. The Company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results are finalized and included in its Form 10-Q for the quarter ended September 30, 2024.

1 Seasoned Net Dollar Retention is calculated by dividing the recurring revenue of all SaaS clients as of the last month of the quarter (net of expansions, downsell, and churns) by the same customer's recurring revenue one year ago, removing clients acquired over the last 12 months.

	Three Months Ended September 30,
	2024		2023	% Change
Consolidated Results (in millions)	(Low)	(High)		(Low)	(High)
Revenue	$178	$182	$184	(3)%	(1)%
Gross Profit	$111	$113	$104	7%	9%
Adjusted Gross Profit[2]	$116	$118	$111	4%	6%
Net (Loss)*	($97)	($95)	($27)	NM	NM
Adjusted EBITDA	$19	$21	$7	160%	188%
*Net Income (Loss) impacted by ~$83 million non-cash goodwill write-down related to our Marketing Services segment. Excluding the impact of this goodwill write-down, Net Income (Loss) would have been a loss of  approximately $12 million to approximately $14 million.

	Three Months Ended September 30,
	2024		2023	% or bps Change
SaaS Results (in millions, except margin data)	(Low)	(High)		(Low)	(High)
Revenue	$86	$88	$67	28%	31%
Gross Profit	$60	$62	$43	39%	43%
Gross Margin	69%	70%	64%	560 bps	630 bps
Adjusted Gross Profit[2]	$62	$64	$45	38%	42%
Adjusted Gross Margin	72%	73%	67%	530 bps	590 bps
Adjusted EBITDA	$10	$11	($1)	NM	NM
Adjusted EBITDA Margin	12%	13%	(1)%	1,230 bps	1,320 bps
Rule of 40[3]	40%	44%	18%	2,140 bps	2,530 bps

	Three Months Ended September 30,
	2024		2023	% or bps Change
SaaS Metrics	(Low)	(High)		(Low)	(High)
Clients	96,000	97,000	66,000	45%	47%
Seasoned Net Dollar Retention[4]	100%	101%	92%	800 bps	900 bps
Clients with 2 or More Paid Centers	12%	13%	5%	700 bps	800 bps

	Three Months Ended September 30,
	2024		2023	% Change
Marketing Services Results (in millions)	(Low)	(High)		(Low)	(High)
Revenue	$92	$94	$116	(21)%	(19)%
Adjusted EBITDA	$9	$10	$8	15%	28%

2 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
3 Rule of 40 is defined as year-over-year revenue growth plus Adjusted EBITDA Margin.
4 Seasoned Net Dollar Retention is calculated by dividing the recurring revenue of all SaaS clients as of the last month of the quarter (net of expansions, downsell, and churns) by the same customer's recurring revenue one year ago, removing clients acquired over the last 12 months.

	September 30,
Consolidated Balance Sheet (in millions)	2024	2023
Debt[5]	$320	$392
Cash	$13	$15
Net Debt[6]	$307	$377
Satisfied Term Loan Amortization Payments until 6/30/25.

	September 30,
	2024		2023
Leverage Ratio	(Low)	(High)
Total Net Leverage Ratio[7]	1.6x	1.7x	1.8x

Non-GAAP Measures

Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin and Net Debt, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income (loss) and Adjusted Gross Profit to Gross profit. Net income (loss) and Gross profit are the most comparable GAAP financial measures to Adjusted EBITDA and Adjusted Gross Profit, respectively. Debt is the most directly comparable GAAP financial measure to Net Debt.

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA as Net income (loss) plus Interest expense, Income tax expense, Depreciation and amortization expense, Restructuring and integration expenses, Transaction costs, Stock-based compensation expense, and non-operating expenses, such as, Other components of net periodic pension cost, Loss on early extinguishment of debt, Non-cash loss from remeasurement of indemnification asset, and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.  We define Adjusted Gross Profit as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.  We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

5 Outstanding balances on our Term Loan and ABL Facility excluding unamortized original issue discount and debt issuance costs.
6 Defined as debt outstanding, excluding any unamortized original issue discount and debt issuance costs, less cash balance as of the end of the quarter.
7 Net Leverage Ratio is calculated based on trailing twelve-month EBITDA as defined in our term loan credit agreement to Net Debt.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.

	Three Months Ended September 30,
	2024		2023
(in millions)	(Low)	(High)
Reconciliation of Adjusted EBITDA
Net (loss)	$(97.0)	$(95.0)	$(27.0)
Interest expense	11.5	11.5	15.1
Depreciation and amortization expense	12.5	12.5	15.8
Stock-based compensation expense (1)	6.0	6.0	5.5
Restructuring and integration expenses (2)	4.9	4.9	3.6
Income tax (benefit)	(5.4)	(5.4)	(10.2)
Transaction costs (3)	1.7	1.7	—
Other components of net periodic pension cost (4)	1.6	1.6	1.9
Impairment charges (5)	83.1	83.1	—
Other (6)	(0.2)	(0.2)	2.7
Adjusted EBITDA	$19.0	$21.0	$7.3

(1)	We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.

(2)
For the three months ended September 30, 2024 and 2023, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.

(3)	Expenses related to the Yellow acquisition and other transaction costs.

(4)
Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost relates to periodic mark-to-market pension remeasurement.

(5)	During the third quarter of 2024, Thryv recognized a non-cash goodwill impairment related to its Marketing Services segment.

(6)	Other primarily represents foreign exchange-related expense (income).

	Three Months Ended September 30, 2024
	SaaS		Consolidated
(in millions)	(Low)	(High)	(Low)	(High)
Reconciliation of Adjusted Gross Profit
Gross profit	$59.5	$61.5	$111.0	$113.0
Plus:
Depreciation and amortization expense	2.2	2.2	4.7	4.7
Stock-based compensation expense	0.1	0.1	0.2	0.2
Adjusted Gross Profit	$61.8	$63.8	$115.9	$117.9
Gross Margin	69.2%	69.9%	62.4%	62.1%
Adjusted Gross Margin	71.9%	72.5%	65.1%	64.8%

	Three Months Ended September 30, 2023
(in millions)	SaaS	Consolidated
Reconciliation of Adjusted Gross Profit
Gross profit	$42.9	$103.6
Plus:
Depreciation and amortization expense	1.9	6.8
Stock-based compensation expense	0.1	0.2
Adjusted Gross Profit	$44.8	$110.6
Gross Margin	63.6%	56.4%
Adjusted Gross Margin	66.6%	60.2%

Supplemental Financial Information

The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses and (ii) SaaS businesses. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended September 30, 2024
	Marketing Services
(in millions)	(Low)	(High)
Revenue	$92.0	$94.0
Adjusted EBITDA	9.0	10.0
Adjusted EBITDA Margin	9.8%	10.6%

	Three Months Ended September 30, 2024
	SaaS
(in millions)	(Low)	(High)
Revenue	$86.0	$88.0
Adjusted EBITDA	10.0	11.0
Adjusted EBITDA Margin	11.6%	12.5%

	Three Months Ended September 30, 2024
	Consolidated
(in millions)	(Low)	(High)
Revenue	$178.0	$182.0
Net (Loss)	(97.0)	(95.0)
Net (Loss) Margin	(54.5)%	(52.2)%
Adjusted EBITDA	19.0	21.0
Adjusted EBITDA Margin	10.7%	11.5%

	Three Months Ended September 30, 2023
(in millions)	Marketing Services	SaaS	Total
Revenue	$116.5	$67.4	$83.8
Net (Loss)			(27.0)
Net (Loss) Margin			(14.7)%
Adjusted EBITDA (1)	7.8	(0.5)	7.3
Adjusted EBITDA Margin	6.7%	(0.7)%	4.0%

(1)	Total Adjusted EBITDA equals the sum of Marketing Services Adjusted EBITDA and SaaS Adjusted EBITDA.

Forward-Looking Statements

Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading do-it-all small business software platform that empowers small businesses to modernize how they work. It offers small business owners everything they need to communicate effectively, manage their day-to-day operations, and grow — all in one place — giving up to 20 hours back in their week. Thryv’s customizable platform features three centers: Thryv Command Center, a freemium central communications hub, Business Center(TM) and Marketing Center(TM). Approximately 300,000 businesses globally use Thryv to connect with local customers and take care of everything they do, start to finish. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com